Exhibit 21.1

                         Subsidiaries of the Registrant




                                                State of Organization
            Subsidiary                           or Incorporation
---------------------------------------        -------------------

Lake Forest bank and Trust Company               Illinois
North Shore Community Bank and Trust Company     Illinois
Hinsdale Bank and Trust Company                  Illinois
Libertyville Bank and Trust Company              Illinois
Barrington Bank and Trust Company, N.A.          National Banking Association
Crystal Lake Bank and Trust Company, N.A.        National Banking Association
Northbrook Bank and Trust Company                Illinois
Crabtree Capital Corporation                     Delaware
First Insurance Funding Corporation              Illinois
Tricom, Inc. of Milwaukee                        Wisconsin
Upgrad Personnel Services, Inc.                  Wisconsin
Wintrust Asset Management Company, N.A.          National Banking Association
Wintrust Capital Trust I                         Delaware
Wintrust Capital Trust II                        Delaware


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